Exhibit T3E.4

Offer to Exchange

$125,000,000 16% Senior Secured Notes due 2013

for any and all outstanding

4.0% Contingent Convertible Senior Subordinated Notes due 2023

(CUSIP No. 92923CAKO)

of

WCI COMMUNITIES, INC.

Pursuant to, and subject to the terms and conditions described in,

the Offering Memorandum dated July 8, 2008

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 4, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE “EXPIRATION DATE”).

July 8, 2008

To Our Clients:

WCI Communities, Inc. (“WCI”) is offering to exchange (the “Exchange Offer”) $1,000 principal amount of 16% Senior Secured Notes due 2013 (the “New Notes”) for each $1,000 principal amount of validly tendered and accepted 4.0% Contingent Convertible Senior Subordinated Notes due 2023 of WCI (the “Outstanding Notes”).

The Exchange Offer is made on the terms and are subject to the conditions set forth in WCI’s offering memorandum dated July 8, 2008 (as may be amended or supplemented from time to time, the “Offering Memorandum”) and the accompanying Letter of Transmittal.

The enclosed Offering Memorandum is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us for your account. A tender of such Outstanding Notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the Outstanding Notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Offering Memorandum. You must tender your Outstanding Notes prior to the Expiration Date (12:00 midnight, New York City time, on August 4, 2008, unless extended). Outstanding Notes tendered may be withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date.

If we do not receive written instructions in accordance with the procedures presented in the Offering Memorandum and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account. Please carefully review the enclosed materials as you consider the Exchange Offer.

CUSIP No. 92923CAKO

To: My Broker, Account Executive, Trust Company or Other Nominee:

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to WCI’s Exchange Offer with respect to its 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (CUSIP No. 92923CAKO).

This will instruct you, the registered holder, to tender the specified principal amount of Outstanding Notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offering Memorandum and the related Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box) *

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any).

$ of the Outstanding Notes.*

☐	NOT to TENDER the following Outstanding Notes held by you for the account of the undersigned.

Dated:                                                  , 2008

Signature(s): **

Print name(s) here: **

Print Address(es): **

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My account number with you:

*	Must be in denominations of $1,000 principal amount or any integral multiple thereof, provided that the foregoing will not apply if you wish to tender all Outstanding Notes that you beneficially own. Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.
**	If Outstanding Notes are beneficially owned by two or more beneficial owners, all such owners must sign.

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